Exhibit 99.1

DESCRIPTION OF COMMON STOCK

The following is a description of the rights of the common stock of Bar Harbor Bankshares (the “Company”), related provisions of the Company’s Articles of Incorporation, as amended (the “Articles”), and Amended and Restated Bylaws (the “Bylaws”), and applicable Maine law.  This description is intended as a summary and is qualified in its entirety by, and should be read in conjunction with, the Articles, Bylaws and applicable Maine law.

Authorized Common Stock

The Company is authorized to issue up to 20,000,000 shares of common stock, par value $2.00 per share (the “Common Stock”).

Common Stock

Fully Paid and Nonassessable

All of the outstanding shares of Common Stock are fully paid and nonassessable.

Voting Rights

The holders of shares of Common Stock are entitled to one vote per share on all matters to be voted on by such holders.  Except to the extent that the vote of a greater number of shares or voting by voting groups is required by statute or by the Articles, at any meeting of shareholders at which a quorum is present, any corporate action (excepting the election of directors) may be authorized by a majority of the votes cast at the meeting.  Directors of the Company are elected by a plurality of votes cast at a meeting at which a quorum is present.

Dividends

Subject to the preferential rights of any other class or series of stock that may be issued in the future, the holders of shares of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Company’s board of directors in its discretion from funds legally available therefor.

Right to Receive Liquidation Distributions

Upon liquidation, dissolution or winding-up, and after the Company pays or makes adequate provision for all of its known debts and liabilities and subject to any rights that are granted to the holders of any class or series of preferred stock, the holders of shares of Common Stock are entitled to receive pro rata all assets remaining available for distribution to holders of such shares.

No Preemptive or Similar Rights

The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares of Common Stock.  The Common Stock does not have any preference, appraisal or exchange rights, except for any appraisal rights provided by Maine law.

Anti-Takeover Provisions of the Articles, Bylaws and Maine Law

Provisions of the Articles, Bylaws and applicable Maine law may delay or discourage transactions involving an actual or potential change in the Company’s control or change in its management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that its shareholders might otherwise deem to be in their best interests. Among other things, the Articles and Bylaws:

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permit the issuance of preferred stock in series by action of the board of directors;

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provide that a vacancy on the board of directors may be filled by a person selected by a majority vote of the shareholders or of the remaining directors then in office;

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require that prospective nominees to the board of directors make certain certifications to the Company, including concerning arrangements with third parties relating to voting as a director or compensation or indemnification in connection with their service as a director;

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provide that shareholders seeking to present proposals before a meeting of shareholders or to nominate candidates for election as directors at a meeting of shareholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a shareholder’s notice; and

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do not provide for cumulative voting rights for the election of directors.

In addition, Maine law and the Bylaws provide that special meetings of shareholders of the Company may be called only by the board of directors or upon written demand of the holders of at least 10% of all the shares entitled to vote at the meeting.  Further, applicable provisions of Maine law provide that shareholders may take action by written consent in lieu of a meeting, provided that the written consent is signed by all holders of shares entitled to vote at a meeting.

The Company is subject to the provisions of Section 1109 of Chapter 11 of the Maine Business Corporation Act (the “MBCA”), an anti-takeover law. In general, this statute prohibits a publicly-held Maine corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either (1) the business combination is approved by the board of directors prior to the person becoming an interested shareholder or (2) the business combination is approved, subsequent to the date of the transaction in which the person becomes an interested shareholder, by the board of directors of the Maine corporation and is authorized by the holders of at least a majority of the outstanding voting stock of the corporation not beneficially owned by that interested shareholder or any affiliate or associate thereof or by persons who are either directors or officers and also employees of the corporation. An interested shareholder is any person, firm or entity that is directly or indirectly the beneficial owner of 25% or more of the outstanding voting stock of the corporation or is an affiliate or associate of that corporation and at any time within the relevant five year period was the beneficial owner, directly or indirectly, of 25% or more of the outstanding voting stock of the corporation.

The Company also is subject to the provisions of Section 1110 of the MBCA, entitled “Right of shareholders to receive payment for shares following control transaction.” Section 1110 of the MBCA generally provides shareholders of a Maine corporation which has a class of voting shares registered or traded on a national securities exchange or registered under the Securities Exchange Act of 1934, as amended, with the right to demand payment of an amount equal to the fair value of each voting share in the corporation held by the shareholder from a person or group of persons which become a “controlling person,” which generally is defined to mean an individual, firm or entity (or group thereof) which has voting power over at least 25% of the outstanding voting shares of the corporation.

Listing

The Common Stock is listed on the NYSE MKT LLC under the trading symbol “BHB.”

Transfer Agent and Registrar

American Stock Transfer and Trust Company, LLC is the transfer agent and registrar of the Common Stock.